Exhibit 1.1

EXECUTION VERSION

U.S.$500,000,000

AEGON FUNDING COMPANY LLC,

as Issuer

AEGON LTD.,

as Guarantor

5.625% SENIOR NOTES DUE 2036

UNDERWRITING AGREEMENT

dated April 30, 2026

April 30, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

United States of America

As Representatives of the several

Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Aegon Funding Company LLC (the “Issuer”), a Delaware limited liability company, proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the aggregate principal amount of its securities identified in Schedule I hereto, (the “Notes”). The Notes will be senior unsecured obligations of the Issuer and fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”) by Aegon Ltd., an exempted company with limited liability by shares registered under the Companies Act of 1981 of Bermuda and having its principal place of business at World Trade Center Schiphol, Schiphol Boulevard 223, 1118 BH Schiphol, The Netherlands (the “Company” or “Guarantor”) and will be issued under an indenture (the “Base Indenture”) dated as of October 11, 2001 among the Company, the Issuer and The Bank of New York Mellon Trust Company, N.A. (as successor Trustee to Citibank, N.A. under the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among the Company, the Issuer, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., the “Trustee”), as supplemented and modified to the date hereof, and as shall be further supplemented and modified by an eleventh supplemental indenture to be dated as of the Closing Date as defined hereinafter (the “Eleventh Supplemental Indenture” and collectively, with the Base Indenture as supplemented to the date hereof, the “Indenture”).

The Company and the Issuer have filed with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3ASR (Nos. 333-287291 and 333-287291-01) covering the registration of various types of securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the Securities, and have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement and includes any prospectus supplement that is filed with the Commission and deemed by virtue of Rule 430B to be part of the Registration Statement. The term “Base Prospectus” means the prospectus dated May 15, 2025 included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement in the form filed pursuant to Rule 424(b) of the Securities Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act). The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus. The preliminary prospectus, the Time of Sale Prospectus (as defined below) and the Prospectus will be used in connection with the offering and sale of the Securities.

As used in this Agreement, the following terms have the following meanings:

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” means (i) any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities and (ii) a road show relating to the Securities that is a free writing prospectus pursuant to Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission.

“Time of Sale” means 3:47 pm (New York time) on April 30, 2026.

“Time of Sale Prospectus” means the preliminary prospectus, together with any Free Writing Prospectus listed on Schedule III hereof.

As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus,” “preliminary prospectus” and the “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus, the preliminary prospectus and the Time of Sale Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) but, with respect to the Time of Sale Prospectus, shall not include any incorporated documents filed after the Time of Sale.

1. Representations and Warranties. The Issuer and the Company, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, incorporated by reference or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder and (iv) (x) the Time of Sale Prospectus as of the Time of Sale did not contain, (y) the Prospectus does not contain and the Prospectus, as amended or supplemented, if applicable, will not contain, and (z) any individual Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus, did not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in (A) that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the Registration Statement, the Time of Sale Prospectus, the Prospectus or any such Issuer Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Issuer and the Company (including their agents and representatives, other than the Underwriters) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer or solicitation of an offer relating to the Securities that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act; (ii) other written communications approved in writing in advance by the Representatives including the term sheet substantially as set forth in Schedule I; or (iii) an electronic road show, if any, furnished to the Representatives for their approval before first use. Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and has been, or will be, filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(d) Neither the Issuer nor the Company has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule I hereto or the Registration Statement.

(e) The consolidated historical financial statements as of December 31, 2024 and 2025 and for the years ended December 31, 2023, 2024 and 2025 and the related notes thereto of the Company and its subsidiaries, included or incorporated by reference or deemed to be incorporated by reference in each of the Time of Sale Prospectus and the Prospectus present a true and fair view of the consolidated financial position of the Company and its subsidiaries, respectively, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the IASB and applied on a consistent basis throughout the periods covered thereby.

(f) The pro forma financial statements furnished on Form 6-K with the Commission on April 28, 2026 and incorporated by reference in the Time of Sale Prospectus and the Prospectus (the “Pro Forma Financial Statements”) include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma Financial Statements. The Pro Forma Financial Statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X promulgated by the Commission (“Regulation S-X”) and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(g) Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference or deemed to be incorporated by reference in each of the Time of Sale Prospectus and the Prospectus there has not been any material adverse change in or affecting the business, consolidated financial position, consolidated results of operations or prospects of the Company and its subsidiaries taken as a whole, as applicable, except in each case as otherwise disclosed in the Time of Sale Prospectus or the Prospectus.

(h) The Issuer has been duly incorporated and is validly existing under the laws of the State of Delaware; the Company has been duly incorporated and is validly existing as an exempted company with limited liability under the laws of Bermuda; each of the Issuer and the Company has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) and the Company owns, directly or indirectly, all of the issued and outstanding share capital or capital stock of the Issuer.

(i) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified or in good standing would have a Material Adverse Effect. “Significant Subsidiaries” or a “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

(j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(k) At the Closing Date (as defined below), (i) the Notes will have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and entitled to the benefits provided by the Indenture; (ii) the Guarantee has been duly authorized by the Company and, when the Notes are issued and delivered by the Issuer pursuant to this Agreement, the Guarantee will have been duly endorsed thereon and will constitute valid and legally binding obligations of the Company with respect to such Securities, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Indenture has been duly authorized by each of the Issuer and the Company and, at the Closing Date, as defined hereinafter, will have been executed and delivered by each of the Issuer and the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will, at the Closing Date, be a valid and legally binding instrument of each of the Issuer and the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights.

(l) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Company.

(m) The execution and delivery by each of the Issuer and the Company of, and the performance by the Issuer and the Company of their respective obligations under, and the consummation by the Issuer and the Company of the transactions contemplated in, this Agreement, the Notes, the Guarantee and the Indenture, as applicable, will not contravene any provision of (i) applicable law or (ii) the by-laws of either the Issuer or the Company or any equivalent corporate governance document of any subsidiary or (iii) any material license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Issuer or the Company or any of the Company’s Significant Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or the Company or any of the Company’s other subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Issuer or the Company of its obligations under this Agreement, the Notes, the Guarantee and the Indenture, as applicable, except such as may be required by the securities or Blue Sky laws of the various states or the regulations of the Bermuda Monetary Authority in connection with the offer and sale of the Securities.

(n) There are (i) no legal or governmental, administrative or other proceedings pending or, to the Issuer’s and the Company’s knowledge, threatened to which the Issuer or the Company or any of the Company’s other subsidiaries is a party or to which any of the properties of the Issuer or the Company or any of the Company’s other subsidiaries is subject that (A) except as disclosed in the Time of Sale Prospectus, would have a Material Adverse Effect or in any manner question the validity of this Agreement, the Indenture, the Notes or the Guarantee or the ability of the Issuer or the Company to perform their respective obligations thereunder (as applicable) or (B) are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described and (ii) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the Time of Sale).

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and the Base Prospectus complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) Neither the Issuer nor the Company is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will be, required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

(r) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” and the Company was and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(s) Except where the failure to have such ownership or possession or to have the right to acquire such Intellectual Property (as defined below) could not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate, (i) the Issuer, Company, and each of its Significant Subsidiaries owns, possesses, licenses or has other rights to use on reasonable terms all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of its respective business as now conducted or as proposed in the Time of Sale Prospectus or the Prospectus to be conducted; and (ii) there is no pending or, to the Issuer’s or the Company’s knowledge, threatened claim or other proceeding by any third party challenging the validity, scope or enforceability of any of the Issuer’s, the Company’s or any of the Significant Subsidiaries’ Intellectual Property, and the none of them received any written notice of any claim of infringement of or conflict with any such rights of any third party.

(t) Each of the Issuer, the Company and Significant Subsidiaries has paid all material amount of taxes due and has filed all tax returns of a material nature to be filed through the date hereof, or has properly requested extensions for the filing thereof, except for any such tax, fine or penalty being contested in good faith by the Issuer, Company or Significant Subsidiary, or as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, there is no tax liability that has been, or could reasonably be expected to be, asserted against the Issuer, any Company or any Significant Subsidiary or any of their respective properties or assets, that would, individually or in the aggregate, have a Material Adverse Effect.

(u) Each of the Issuer, the Company and Significant Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, all applicable governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Prospectus and the Prospectus, none of the Issuer, Company or Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and except as described in each of the Time of Sale Prospectus and the Prospectus.

(v) No labor disturbance by or dispute with employees of each of the Issuer, the Company and Significant Subsidiaries exists or, to the knowledge of the Issuer and the Company, is contemplated or threatened, which could reasonably be expected to have a Material Adverse Effect and except as set forth in the Time of Sale Prospectus or Prospectus.

(w) Except as described in each of the Time of Sale Prospectus and the Prospectus i) each of the Issuer, the Company and the Significant Subsidiaries (x) is in compliance with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) has not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuer, any of the Company and any of the Significant Subsidiaries, except in each case where any such failure to comply, or failure to receive required permits, licenses or approvals, or such costs or liabilities, as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Each of the Issuer, the Company and the Company’s subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB or applicable local generally accepted accounting principles (“GAAP”), including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS (as issued by the IASB) or applicable local GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the internal controls of the Issuer, any Company or any subsidiary.

(y) There exists no event or circumstance which is or may (with the passing of time, the giving of notice, the making of any determination, or any combination thereof) constitute, if any Securities were then in issue, (i) in respect of the Issuer, (A) commencement of proceedings under Chapters 7 and 11 of Title 11 of the U.S. Code, as amended (together with the rules and regulations made pursuant thereto) or any other similar non-U.S., federal or state law for the relief of debtors, (B) the entry of an order for relief against the Issuer in an involuntary case, (C) the appointment of a custodian of the Issuer or for all or substantially all of its property, (D) a general assignment for the benefit of the Issuer’s creditors, or (ii) in respect of the Company, winding up or bankruptcy.

(z) None of the Issuer, the Company or any of the Company’s other subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of any of the Issuer, the Company, or any of the Company’s other subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 (together, the “Anti-Bribery and Corruption Laws”); or made, offered or promised to make, or authorized the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law or regulation.

(aa) To the best of the Issuer’s and the Company’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Issuer, the Company or the Company’s other subsidiaries or any of the directors, officers, employees, associated parties or persons acting on their behalf, in relation to a breach of the Anti-Bribery and Corruption Laws.

(bb) The Issuer, the Company and the Company’s other subsidiaries have instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Anti-Bribery and Corruption Laws.

(cc) Neither the Issuer nor the Company will directly or indirectly use, lend or contribute the proceeds raised under this Agreement and the Indenture for any purpose that would breach the Anti-Bribery and Corruption Laws.

(dd) None of the Issuer, the Company, or to the best of the Issuer’s and the Company’s knowledge, any of the Company’s other subsidiaries or any director, officer, agent, employee or affiliate of the Issuer or the Company or any of the Company’s other subsidiaries are currently (i) the target of any economic sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC Sanctions”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the U.K. government and any other relevant sanctions authority (collectively, the “Sanctions”) or (ii) located or operating in a country or territory that is the target of comprehensive, country- or territory-wide Sanctions, and the Issuer and the Company will not, directly or indirectly, use the proceeds raised in connection with the issue of the Securities or lend, contribute or otherwise make available such proceeds to any person or entity (whether or not related to the Company) for the purpose of financing the activities or business of or with any person or entity that, at the time of such financing, is the target of any Sanctions or is organized, resident, operating or is located in a country or territory that is the subject or the target of country-wide or region-wide Sanctions that would prohibit or restrict dealings with an entity or individual organized, operating or resident in such a country or region (including without limitation, the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea.

(ee) The operations of the Issuer, the Company and, to the best of the Issuer’s and the Company’s knowledge, the Company’s other subsidiaries (i) are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and applicable money laundering statutes in The Netherlands, Bermuda and the United States and of the jurisdictions in which the Issuer, Company and the Company’s other subsidiaries conduct their business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”) and (ii) have instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Anti-Money Laundering Laws; (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or the Company or, to the knowledge of the Issuer and the Company after due and careful inquiry, any of the Company’s other subsidiaries with respect to Anti-Money Laundering Laws is pending and, to the best of the Issuer’s and the Company’s knowledge, no such actions, suits or proceedings are threatened and (iv) shall not directly or indirectly use the transaction proceeds for any purpose that would breach Anti-Money Laundering Laws.

(ff) Except as described in each of the Time of Sale Prospectus and the Prospectus, (i)(x) there has been no security breach or attack or other compromise of or relating to any of the Issuer’s or the Company’s and the Company’s other subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (y) the Issuer and the Company and the Company’s other subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data to the extent that such security breach, attack or compromise, as described here in Section 1(ff), would be material in the context of the offering of the Securities, (ii) the Issuer and the Company and the Company’s other subsidiaries have materially complied, and as at the Time of Sale Prospectus are in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Issuer and the Company and the Company’s other subsidiaries have implemented backup and disaster recovery technology consistent with applicable laws, regulations, internal policies and contractual obligations.

(gg) EY Accountants B.V., who has audited the consolidated historical financial statements of the Company for the years ended December 31, 2024 and 2025 incorporated by reference in the Time of Sale Prospectus and the Prospectus, and delivered their audit reports with respect to such financial statements, are independent auditors with respect to the Company in accordance with audit regulation and guidance issued by the PCAOB.

(hh) PricewaterhouseCoopers Accountants N.V. LLP, who has audited the consolidated historical financial statements of the Company for the year ended December 31, 2023 incorporated by reference in the Time of Sale Prospectus and the Prospectus, and delivered their report with respect to such financial statements, were on the date of such audit report independent auditors with respect to the Company in accordance with audit regulation and guidance issued by the PCAOB.

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Nothing has come to the attention of the Company or the Issuer that has caused it to believe that the statistical and market-related data included in each of the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2. Agreements to Sell and Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto, at the purchase price of 99.286% (being equal to the issue price of 99.736% less a gross spread of 0.450% representing commission to be paid to the Underwriters) of the principal amount of the Securities plus accrued interest, if any, from May 7, 2026 if settlement occurs after that date.

3. Terms of the Offering. The Issuer and the Company are advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Time of Sale Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Issuer in immediately available funds in New York, New York against delivery of such Securities for the respective accounts of the several Underwriters by 10:00 am, New York time, on May 7, 2026, or at such other time on the same or such later date not more than three business days after that date as shall be designated in writing by you, which time and date may be postponed by agreement among the Representatives and the Issuer and the Company may agree upon in writing or as provided in Section 10. The time and date of such payment are herein referred to as the “Closing Date”.

Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the performance by the Issuer and the Company of their respective covenants and other obligations hereunder and to the following conditions:

(a) The representations and warranties of the Issuer and the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, Company and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) Subsequent to the Time of Sale and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a) and 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Issuer to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct as of such Closing Date and that the Issuer has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date an opinion of Andrew Williams, general counsel for the Issuer, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit A.

(f) The Underwriters shall have received on the Closing Date an opinion of Onno van Klinken, general counsel for the Company, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit B.

(g) The Underwriters shall have received on the Closing Date an opinion of Conyers, Dill & Pearman, Bermuda LLP, Bermuda counsel for the Company, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit C.

(h) The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen Overy Shearman Sterling LLP, Paris, France, U.S. counsel for the Issuer and the Company, dated the Closing Date, substantially in the forms attached to this Agreement as Exhibits D-1 and D-2, respectively.

(i) The Underwriters shall have received on the Closing Date an opinion of Allen Overy Shearman Sterling LLP, Amsterdam, The Netherlands, Dutch tax counsel for the Issuer and the Company, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit E.

(j) The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k) The Underwriters shall have received on the Closing Date an opinion of Reed Smith LLP, counsel for the Trustee, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit F.

(l) The Underwriters shall have received (i) on the date hereof a letter dated as of the date hereof, in form and substance reasonably satisfactory to the Underwriters, from EY Accountants B.V., PricewaterhouseCoopers Accountants N.V. and KPMG Accountants N.V. and (ii) on the Closing Date, a letter dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, from EY Accountants B.V., each containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, the Pro Forma Financial Statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) The Underwriters shall have received on the date hereof, and on the Closing Date, a certificate dated as of the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to the Underwriters, from the Company’s Chief Financial Officer with respect to certain data and financial information contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information and substantially in the form attached to this Agreement as Exhibit G.

(n) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded to the Notes or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(o) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuer and the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 10 and except that Sections 1, 8, 13, 16, 17, 18 and 19 shall survive any such termination and remain in full force and effect.

6. Covenants of the Issuer and the Company. In further consideration of the agreements of the Underwriters herein contained, each of the Issuer and the Company, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York, New York, without charge, prior to 10:00 am New York time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) below, as many copies of the Prospectus, each Free Writing Prospectus, the Time of Sale Prospectus and/or the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus and/or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus in relation to the Securities in a form which shall be provided to the Representatives for their review and comment prior to the Time of Sale.

(d) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Issuer and the Company shall forthwith prepare (subject to Sections 6(b) and 6(c) hereof), file with the Commission and furnish, at their own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that any Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered or made available to investors in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare (subject to Section 6(b) hereof), file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Issuer or the Company, as the case may be, will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus. Neither the Issuer nor the Company will use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object. Neither the Issuer nor the Company will take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request. Neither the Issuer nor the Company shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(i) To the extent the term sheet substantially as set forth in Schedule I indicates that the Notes are expected to be listed, to use all commercially reasonable efforts to cause the Notes to be listed or authorized for listing on the stock exchange indicated on the term sheet substantially as set forth in Schedule I.

(j) The Issuer will cooperate with the Representatives and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(k) During the period from and including the date hereof through and including the Closing Date, each of the Issuer and Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or the Company and having a tenor of more than one year.

(l) None of the Issuer or Company will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(m) To make generally available to the Issuer’s and the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(n) The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) Except as otherwise expressly provided or agreed, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement: (i) the fees, disbursements and expenses of the Issuer’s and the Company’s counsel and accountants in connection with the registration and delivery of the Notes and the Guarantee under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Free Writing Prospectus or the Prospectus and amendments and supplements to any of the foregoing, including any printing costs associated there with, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) all issue, transfer, stamp and other similar taxes in connection with the transactions contemplated under this Agreement, (iv) the costs and charges of any transfer agent, registrar or depositary, (v) the fees and disbursements of the Trustee and its counsel, (vi) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC and (vii) any fees charged by rating agencies for the rating of the Notes. Except as expressly provided otherwise, the Underwriters shall pay all their costs and expenses including, without limitation, fees and disbursements of their counsel.

7. Covenants of Underwriters.

(a) Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of the Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required.

(b) (i) Each of the Underwriters has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (ii) each of the Underwriters has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(c) Each of the Underwriters has represented and agreed severally and not jointly that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision (a) the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018; and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(d) The Underwriters will not take any action (including without limitation, the possession or distribution of the Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Securities) in any country or jurisdiction where such action would (i) result in any violation of applicable law, or (ii) cause the issuance of the Securities to be considered an offering to the public under applicable law.

(e) The Underwriters shall not use, refer to or distribute any Free Writing Prospectus except:

(i) a Free Writing Prospectus that (A) is not an Issuer Free Writing Prospectus, and (B) contains only information describing the preliminary terms of the Securities or their offering, which information is limited to the categories of terms referenced on Schedule I or otherwise permitted under Rule 134 of the Securities Act;

(ii) a Free Writing Prospectus as shall be agreed in writing with the Issuer and the Company that has not been distributed, used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Issuer and the Company consent in writing to such dissemination; and

(iii) a Free Writing Prospectus identified in Schedule III hereto as forming part of the Time of Sale Prospectus.

The Issuer and the Company hereby agree that the Underwriters shall distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule I hereto and that such Free Writing Prospectus shall be filed by the Issuer in accordance with Rule 433(d) and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

8. Indemnity and Contribution.

(a) Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Prospectus and the Prospectus (as amended or supplemented if the Issuer or the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Issuer or the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer and the Company, the directors of the Issuer and the Company, officers of the Issuer and the Company who sign the Registration Statement and each person, if any, who controls the Issuer or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuer or the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Issuer or the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (1) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (2) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) Each of the Issuer and the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the principal amount of Notes purchased by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Issuer or the Company, the officers or directors of the Issuer or the Company or any person controlling the Issuer or the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally, or trading in the Company’s common shares, shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or Euronext Amsterdam N.V., (b) a material disruption in securities settlement, payment or clearance services in the United States or The Netherlands shall have occurred, (c) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or in Bermuda or (d) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment after consultation with us, to the extent practicable, is material and adverse and which, singly or together with any other event specified in this clause (d), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you, the Issuer and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Issuer or the Company. In any such case either you, the Issuer or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer or the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Issuer or the Company shall be unable to perform its obligations under this Agreement, the Issuer or the Company, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Arm’s Length Relationship; No Fiduciary Duty. Each of the Issuer and the Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the terms of the offering of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, the Company or their respective affiliates, stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Company on other matters) and no Underwriter has any obligation to the Company or the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer or the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; (c) the term “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

16. Submission to Jurisdiction; Appointment of Agent for Service.

(a) Each of the Issuer and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities, and agrees that any such suit, action, or proceeding may be brought in any such court. Each of the Issuer and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Issuer or the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer or the Company, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably designates and appoints Transamerica Corporation, 6400 C Street SW, Cedar Rapids, Iowa 52499, United States of America, as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first Business Day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Recognition of the U.S. Special Resolution Regimes and Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any party that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement was governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. EU Blocking Regulation. Each Underwriter, the Issuer and the Company agrees and confirms that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained in sub-clause 1(v) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

Aegon Funding Company LLC

By:	/s/ Bonnie T. Gerst
	Name:	Bonnie T. Gerst
	Title:	Senior Vice President

Aegon Ltd.

By:	/s/ Marvin R. Brizee
	Name:	Marvin R. Brizee
	Title:	Senior Vice President and Head of Group Treasury

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof.

By:	BofA Securities, Inc.

By:	/s/ Randolph B. Randolph
	Name:	Randolph B. Randolph
	Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Brendan Murphy
	Name:	Brendan murphy
	Title:	Managing Director, Head of US IG Syndicate, DBSI

By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Managing Director, DBSI

By:	Morgan Stanley & Co. LLC

By:	/s/ Howard Brocklehurst
	Name:	Howard Brocklehurst
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$140,000,000
Citigroup Global Markets Inc.	$90,000,000
Deutsche Bank Securities Inc.	$90,000,000
Morgan Stanley & Co. LLC	$90,000,000
Wells Fargo Securities, LLC	$90,000,000
Total	$500,000,000

SCHEDULE III

Free Writing Prospectus filed with the Commission under Rule 433

1. Final Term Sheet containing the final terms of the Securities substantially as set forth in Schedule I hereto